CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the caption of “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also consent to the reference to our firm under the caption “Financial Highlights” in the Prospectuses and to the use of our reports dated July 23, 2010 on the financial statements and financial highlights of the USAA Precious Metals and Minerals Fund, the USAA International Fund, the USAA World Growth Fund, the USAA Emerging Markets Fund, and the USAA GNMA Trust, as of and for the periods ended May 31, 2010; dated May 18, 2010 on the financial statements and financial highlights of the USAA Tax Exempt Long-Term Fund, the USAA Tax-Exempt Intermediate-Term Fund, the USAA Tax Exempt Short-Term Fund, the USAA California Bond Fund, the USAA New York Bond Fund, and the USAA Virginia Bond Fund, as of and for the year ended March 31, 2010; dated September 18, 2009 on the financial statements and financial highlights of the USAA Growth & Income Fund, the USAA High-Yield Opportunities Fund, the USAA Income Fund, the USAA Intermediate-Term Bond Fund, the USAA Science & Technology Fund, the USAA Short-Term Bond Fund, and the USAA Value Fund, as of and for the year ended July 31, 2009 in the Post-Effective Amendment Number 56 to the Registration Statement (Form N-1A  No. 33-65572).

/s/ Ernst & Young LLP

San Antonio, Texas
July 26, 2010